EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF THE SHAW GROUP INC.
PURSUANT TO 15 U.S.C. SECTION 7241, AS ADOPTED
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, J.M. Bernhard, Jr., certify that:

1. I have reviewed this amended annual report on Form 10-K/A for the fiscal year ended August 31, 2012 (the “report”) of The Shaw Group Inc. (the “registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ J.M. Bernhard, Jr. J.M. Bernhard, Jr. Chief Executive Officer

Date: December 21, 2012